China Intelligent Lighting and Electronics, Inc. Announces
Pricing of Public Offering of Common Stock

HUIZHOU, China, June 17, 2010-- China Intelligent Lighting and Electronics, Inc. ("China Intelligent" or the "Company") (NYSE Amex: CIL; CUSIP No: 16890G202), today announced the pricing of its public offering of 3,350,000 shares of common stock at a price of $3.00 per share. The underwriters have a 45-day option to purchase up to an additional 502,500 shares of common stock from the Company and selling shareholders solely to cover over-allotments, if any. The offering is expected to close on June 23, 2010, subject to customary closing conditions. Net proceeds from the offering are expected to be used for the expansion of the Company's manufacturing and production of LED components, for research and development focused on LED technologies and for working capital and general corporate purposes.

Rodman & Renshaw, LLC ("Rodman"), a subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq:RODM - News), acted as book-running manager and WestPark Capital, Inc. ("WestPark") acted as co-manager for the offering.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission (the "SEC"). The offering will be made solely by means of prospectus, copies of which may be obtained from either Rodman or WestPark. Rodman is located at 1251 Avenue of the Americas, New York, NY 10020, and can be reached by calling 212-430-1710 or email: info@rodm.com. WestPark headquarters is located at 1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067, and can be reached by calling 310- 843-9300. An electronic copy of such prospectus is also available on the web site of the SEC at http://www.sec.gov .

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About China Intelligent Lighting and Electronics, Inc.

China Intelligent Lighting and Electronics, Inc. (NYSE Amex: CIL; CUSIP No: 16890G202) is a China-based company that provides a full range of lighting solutions, including the design, manufacture, sales and marketing of high- quality LED and other lighting products for the household, commercial and outdoor lighting industries in China and internationally. The Company currently offers over 1,000 products that include LEDs, long life fluorescent lights, ceiling lights, metal halide lights, super electric transformers, grille spot lights, down lights, and recessed and framed lighting.

Forward-looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including our ability to maintain and increase revenues and sales of our products, our ability to develop and market new products, our strategic investments and acquisitions, compliances and changes in the laws of the People's Republic of China (the "PRC") that affect our operations, and vulnerability of our business to general economic downturn, especially in the PRC, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

    For more information, please contact:

    Investor Relations:
     Taylor Rafferty, US
     Delia Cannan, Investor Relations
     Tel:   +1-212-889-4350
     Email: ChinaIntelligentLighting@taylor-rafferty.com

     Taylor Rafferty, Hong Kong
     Ruby Yim, Investor Relations
     Tel:   +852-3196-3712
     Email: ChinaIntelligentLighting@taylor-rafferty.com